EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A common stock of MoneyLion Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: April 21, 2025

Edison Partners VIII, LP

By:

Edison VIII GP LLC

its

General Partner

By:

/s/ Christopher S. Sugden

Name: Christopher S. Sugden

Title: Managing Member

Edison VIII GP LLC

By:

/s/ Christopher S. Sugden

Name: Christopher S. Sugden

Title: Managing Member